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EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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 GATEWAY FORMS STRATEGIC ALLIANCE WITH PURCHASEPRO TO CREATE GLOBAL E-COMMERCE
              MARKETPLACES FOR SMALL- AND MEDIUM-SIZED BUSINESSES

           New business-to-business eMarketplaces enhance Gateway's beyond-the-box services for business clients

SAN DIEGO and LAS VEGAS (October 2, 2000) - Strengthening its leadership in the small- and medium-sized business market, Gateway, Inc. (NYSE: GTW), a Fortune 250 computer solutions provider, today announced a strategic alliance with PurchasePro (Nasdaq: PPRO), a leading enabler of business-to-business e-commerce for companies of all sizes, that will allow small- and medium-sized businesses to leverage the Internet to improve business efficiencies.

PurchasePro is a key partner in Gateway's strategic initiative to provide its small- and medium-sized business clients with a range of beyond-the-box solutions that empower them to achieve their business objectives through the use of leading edge services and technologies. Together, the companies will develop three global marketplaces that allow clients to conveniently buy and sell products and services online. In addition, the companies will launch a worldwide customer trading initiative, which will include an education program for small- and medium-sized business members on the use of electronic marketplaces.

"The Internet can be a great equalizer for small- and medium-sized companies," said Todd Bradley, executive vice president of global operations for Gateway. "Gateway's knowledge of the small- and medium-sized business market and our unique business model puts us in a leading position to help companies realize the enormous potential of the Internet. Partnering with PurchasePro provides our business customers with a best-in-class solution that can positively affect their business."

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By teaming with PurchasePro, Gateway will provide business clients instant access to 30,000 businesses, enabling them to enjoy the purchasing clout and selling reach typical of large companies. In addition, Gateway's e-commerce training program will help business clients recognize the possibilities the Internet can bring to their businesses.

PurchasePro will power Gateway marketplaces for Gateway's small- and medium-sized clients in the United States, Europe, Middle East, Africa and Asia Pacific regions. Gateway clients will be linked to such industry leaders as AOL, Sprint, Hilton and others through PurchasePro's active marketplace-to-marketplace (m2m) connectivity. The first Gateway eMarketplace is operational and will be officially launched by mid-November, allowing Gateway clients to interact with PurchasePro's 30,000 businesses and 200 private-labeled marketplaces to quickly and efficiently sell their products online.

 "As we continue to partner with industry leaders such as Gateway, it becomes clear that our business model, revenue model, and e-commerce model empowers businesses of all sizes to profit from e-commerce," said Charles E. Johnson Jr., chairman and chief executive officer of PurchasePro. "By partnering with PurchasePro, Gateway is leveling the playing field, providing their small- and medium-sized business clients access to global electronic marketplaces."

PurchasePro will work with Gateway's training professionals to create localized educational opportunities and programs that will help marketplace members maximize their e-commerce growth worldwide including those on the PurchasePro exchange. Training programs will be conducted through the Business Solution Centers in Gateway's Country Store locations by an experienced staff of corporate e-commerce trainers. Additionally, Gateway will offer access to Web- and computer-based training for those not close to a Gateway Country store.


"Upon full deployment of our global training program, PurchasePro and Gateway expect to train more than 1,400 businesses per week, resulting in more than 70,000 companies per year," said Dale Boeth, senior vice president of channel development for PurchasePro. "Educating our end users about the use of e-commerce solutions, allows us

                                    -more-
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to differentiate our company and its products from others in the business-to-
business e-commerce industry."

In addition, Gateway clients will be able to access the global marketplace through an icon that will be featured on Gateway PCs designed for small- and medium-sized business. Through an embedded demo located on their computer, end users can instantly become members of the Gateway branded marketplace powered by PurchasePro.

Gateway is also a preferred supplier of computing systems and peripherals on the PurchasePro global exchange. This designation allows Gateway to enhance sales efforts and open up its sales channel, connecting businesses in an effort to increase sales and profitability.

                               About PurchasePro
PurchasePro (Nasdaq: PPRO) is a leading enabler of business-to-business e-commerce for businesses of all sizes, powering approximately 200 private-labeled marketplaces and encompassing more than 30,000 businesses.

With the fastest e-marketplace products in the industry, such as e-Procurement, v-Distributor, and e-MarketMaker, the company makes private labeled marketplaces operational in 45 days or less. PurchasePro's highly scalable, browser-based solutions enable businesses of any size to easily buy and sell products and services across marketplaces through the company's active marketplace-to-marketplace (m2m) connectivity.

With the industry's only complete buyside/sellside solution, PurchasePro adds an effective new sales channel to any company, in addition to streamlining online procurement efforts. Strategic alliances with industry leaders such as America Online, Sprint Corp., Hilton, and Office Depot, Inc. are instrumental to building the company's customer base of large, midsized, and small businesses. For information, visit www.PurchasePro.com
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                                 About Gateway
Gateway (NYSE:GTW), a Fortune 250 company founded in 1985, focuses on building lifelong relationships with consumers and businesses through complete technology personalization. Gateway ranked number one in U.S. consumer PC revenue in 1999 and was rated among the top ten best corporate reputations in America according to a survey conducted in August of 1999 by Harris Interactive and the Reputation Institute and published in The Wall Street Journal.
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Gateway employees worldwide provide clients with services and built-to-order computers that consistently win top awards from leading industry publications. Gateway had total global revenue of $8.65 billion in 1999 and shipped 4.68 million systems. For more information, visit its Web site at www.gateway.com

                                     -30-

NOTE TO EDITORS: PurchasePro.com is a servicemark of PurchasePro.com, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This press release includes forward-looking statements which are subject to the "Safe Harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet and wireless communication, the risks of technology development and the risks of competition that can cause actual results to differ materially from those in the forward looking statements. The company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. For more information about these risks and uncertainties, see the SEC filings of PurchasePro.com, Inc., including the section entitled "Factors That May Affect Results" in its 10-K filing for the period ended December 31, 1999 and its 10-Q for the quarter ended June30, 2000, which is available from the company on request and on the Internet at the SEC's Website, www.sec.gov.

MEDIA CONTACTS:                             INVESTOR CONTACT:
----------------                            -----------------

PurchasePro.com                             PurchasePro.com
Matthew Brimhall                            Keith Jensen
(702) 316-7000                              (702) 316-7000
matthew.brimhall@purchasepro.com            keith.jensen@purchasepro.com
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Shandwick International
Amy Agnew, Shana Frahm
(310) 785-9002
aagnew@shandwick.com, sfrahm@shandwick.com
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Gateway
Ruth Rosene
(949) 609-4498
ruth.rosene@gateway.com
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